EX-99.1

Contacts:
Investor Relations	Michèle Szynal
iRobot Corp.	Corporate Communications
(781) 430-3003	iRobot Corp.
investorrelations@irobot.com	(508) 751-2689
mszynal@irobot.com

iRobot Announces Preliminary Fourth-Quarter 2024 Financial Results

BEDFORD, Mass., January 13, 2025 - iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its preliminary financial results for the fourth quarter ended December 28, 2024.
Based on preliminary financial results, iRobot expects to report fourth-quarter revenue of approximately $171 million, GAAP operating loss of approximately ($59) million and non-GAAP operating loss of approximately ($47) million. The Company expects to report approximately $134 million in cash and cash equivalents as of the end of fiscal 2024, exceeding its internal forecast and continuing to improve its use of operating cash. These preliminary financial results have not been audited and are subject to adjustment based on iRobot’s completion of year-end financial close processes.

“Our preliminary results reflect higher-than-anticipated seasonal promotional spending to stimulate sell-through prior to our 2025 new product launches,” said Gary Cohen, iRobot CEO. “Additionally, we recorded an incremental non-recurring charge in the fourth quarter of $8 million related to the write-off of excess component inventory and losses on non-cancelable purchase commitments as part of our transition to a new product development paradigm with our contract manufacturers. Both had an impact on our gross margin and operating loss performance in the fourth quarter.”

“We have fundamentally changed the way we innovate, develop and build our robots, which is central to our strategy for improving financial performance and generating long-term shareholder value,” Cohen said. “We exceeded our 2024 operating expense restructuring targets while we are investing in areas that are expected to drive growth. We remain on schedule with our product launches planned for 2025 that are designed to excite consumers with feature-rich robots and improve the consumer product experience.”
For the full year 2025, iRobot currently expects to return to year-over-year top-line growth as it introduces new and revitalized products. The Company expects the second half of 2025 will be stronger than the first half of the year as its product lineup ramps up. The Company expects first-quarter 2025 results will continue to reflect a transitional period for its product line. With the benefit of lower product costs and reduced development timelines, iRobot expects enhanced margins and improved profitability in 2025. iRobot will be sharing additional details, including its outlook for 2025, on its fourth-quarter and year-end 2024 conference call.

Upcoming Investor Conferences
As previously announced, the iRobot management team will present at the following investor conferences:

ICR Conference 2025
Date: Monday, January 13, 2025
Location: Orlando, FL
Presentation: 2:30 p.m. ET

27th Annual Needham Growth Conference
Date: Wednesday, January 15, 2025
Location: New York, NY
Presentation: 8:45 a.m. ET

Mr. Cohen and Chief Financial Officer Karian Wong will be available for one-on-one meetings with investors during both events. Live webcasts of the presentations will be available on the Company’s investor relations website, https://investor.irobot.com. Archived versions of the webcasts will be available after the events. For more information, please visit https://investor.irobot.com.

About iRobot Corp.
iRobot is a global consumer robot company that designs and builds thoughtful robots and intelligent home innovations that make life better. iRobot introduced the first Roomba robot vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 50 million robots worldwide. iRobot’s product portfolio features technologies and advanced concepts in cleaning, mapping and navigation. Working from this portfolio, iRobot engineers are building robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.

Cautionary Statement Regarding Forward-Looking Statements
The preliminary financial results for the quarter ended and as of December 28, 2024 included in this press release are preliminary, unaudited and subject to completion. Such preliminary results are subject to the finalization of quarter-end financial and accounting procedures, and actual results may vary from the preliminary results presented herein. The preliminary financial results represent management estimates that constitute forward-looking statements subject to risks and uncertainties. These preliminary estimates have not been audited by iRobot’s independent registered public accounting firm.

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to, among other things: the Company’s expectations regarding future financial performance; financial results for the fourth quarter of 2024, including revenue, GAAP and non-GAAP operating loss, and cash and cash equivalents; demand for and market acceptance of its products; fiscal year 2025 top-line growth, operating costs, margins, and profitability; lower product costs and reduced development timelines; and the Company’s business plans and strategies and the anticipated impact thereof. These forward-looking statements are based on the Company’s current expectations, estimates and projections about its business and industry, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond the Company’s control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the finalization and audit of the Company’s 2024 fiscal year financial results which could potentially result in changes or adjustments to the preliminary financial results presented herein; (ii) the Company’s ability to obtain capital when desired on favorable terms, if at all; (iii) the Company’s ability to realize the benefits of its operational restructuring; (iv) the impact of various global conflicts on the Company’s business and general economic conditions; (v) the Company’s ability to implement its business strategy; (vi) the risk that disruptions from the operational restructuring will harm the Company’s business, including current plans and operations; (vii) the ability of the Company to retain and hire skilled personnel; (viii) loss of any key employee; (ix) failure of the Company’s primary contract manufacturer to meet the Company’s requirements; (x) legislative, regulatory and economic developments affecting the Company’s business; (xi) general economic and market developments and conditions; (xii) the evolving legal, regulatory and tax regimes under which the Company operates; (xiii) potential business uncertainty, including changes to existing business relationships that could affect the Company’s financial performance; (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities; (xv) current supply chain challenges including due to the conflict in the Middle East and resulting trade route disruptions in the Red Sea; (xvi) the financial strength of the Company’s customers and retailers;

(xvii) the impact of tariffs on goods imported into the United States; (xviii) competition; and (xix) cybersecurity risks, as well as the Company’s response to any of the aforementioned factors. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

iRobot Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations as well as any non-cash impairment charges associated with intangible assets in connection with our past acquisitions. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.
Restructuring and Other: Restructuring charges are related to one-time actions associated with realigning resources, enhancing operational productivity and efficiency, or improving our cost structure in support of our strategy. Such actions are not reflective of ongoing operations and include costs primarily associated with severance and related costs, charges related to paused work unrelated to our core business, costs associated with the Chief Executive Officer transition and other non-recurring costs directly associated with resource realignments tied to strategic initiatives or changes in business conditions. We exclude these items from our non-GAAP measures when evaluating our recent and prospective business performance as such items vary significantly based on the magnitude of the action and do not reflect anticipated future operating costs. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of our business.

iRobot Corporation
Non-GAAP Reconciliation of Fourth Quarter 2024 Preliminary Financial Results
(unaudited)

Q4-24
GAAP Operating Loss	($59) million
Amortization of acquired intangible assets	~$0 million
Stock-based compensation	~$7 million
Restructuring and other	~$5 million
Total adjustments	~$12 million
Non-GAAP Operating Loss	($47) million